Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NATURE’S MIRACLE HOLDING INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (6)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Units consisting of: (3)(4)	457(o)	—	—	$500,000	$0.00015310	$76.55
Fees to be Paid	Equity	(i) Common Stock, $0.0001par value per share (5)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) One Series A Warrant to purchase one share of Common Stock (5)	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) One Series B Warrant to purchase a number of shares of Common Stock (5)	—	—	—	—	—	—
Fees to be Paid	Equity	Pre-Funded Units consisting of: (3)(4)	457(o)	—	—	—	—	—
Fees to be Paid	Equity	(i) Pre-Funded Warrants to purchase shares of Common Stock (5)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) One Series A Warrant to purchase one share of Common Stock (5)	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) One Series B Warrant to purchase a number of share of Common Stock (5)	—	—	—	—	—	—
Fees to be Paid	Equity	Common Stock, issuable upon the exercise of the Series A Warrants and the Series B Warrants included as part of Units and Pre-Funded Units	457(g)	—	—	$500,000	$0.00015310	$76.55
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts						$1,000,000	$0.00015310	$153.10
Total Fees Previously Paid								—
Total Fee Offset								—
Net Fee Due								$153.10

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Represents only the additional number of shares being registered. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-282487) (the “Prior Registration Statement”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering.

(5)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(6)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities for sale by the Company with an aggregate offering price not to exceed $5,000,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on November 7, 2024. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,000,000 are hereby registered.